Exhibit 99.1

Coca-Cola Bottling Co. Consolidated, 4100 Coca-Cola Plaza, Charlotte, NC 28211

News Release
Media Contact:	Kimberly Kuo Senior Vice President of Public Affairs, Communications and Communities 704-763-3245
Investor Contact:	James E. Harris Senior Vice President, Shared Services & CFO 704-557-4582

FOR IMMEDIATE RELEASE	Symbol: COKE
February 9, 2016	Quoted: The NASDAQ Stock Market (Global Select Market)

Coca-Cola Consolidated Signs Letter of Intent

For Expansion of Distribution Territories and Acquisition of Manufacturing Facility

•	New markets in Ohio and West Virginia

•	Acquisition of manufacturing facility in Twinsburg, Ohio

CHARLOTTE, NC — Coca-Cola Bottling Co. Consolidated (NASDAQ: COKE) (the “Company”) today announced that it has signed a non-binding letter of intent with The Coca-Cola Company to expand the Company’s distribution territory in parts of Ohio and West Virginia and to purchase and operate a manufacturing facility in Twinsburg, Ohio (“February 2016 Letter of Intent”). The transactions proposed in the February 2016 Letter of Intent would provide exclusive distribution rights for the Company in territories located within northern Ohio and northern West Virginia, including the following major markets: Akron, Elyria, Toledo, Willoughby, and Youngstown County in Ohio. Coca-Cola Refreshments USA, Inc. (“CCR”), a wholly owned subsidiary of The Coca-Cola Company, currently serves these territories and owns and operates the Twinsburg manufacturing facility.

“We are excited about this opportunity to expand our Company into additional markets,” said Frank Harrison, Chairman and CEO. “We are continuing to integrate recently acquired distribution territories and look forward to serving new customers, consumers, communities and employees in Ohio and West Virginia.”

The Company has recently expanded its distribution territory in parts of Tennessee, Kentucky, Indiana, Virginia, Delaware and Maryland and is working to close a series of transactions for additional distribution territory covered by the previously announced definitive agreement with The Coca-Cola Company from September 2015. The Company also is continuing to work towards a definitive agreement with The Coca-Cola Company for the remainder of the proposed territory expansion described in the previously announced letter of intent from May 2015, including distribution territories in parts of Ohio, Indiana, Illinois and Kentucky.

The Company has recently completed the acquisition of a manufacturing facility in Sandston, Virginia and is working to close a series of transactions for two additional manufacturing facilities in Silver Spring, Maryland and Baltimore, Maryland covered by the previously announced definitive agreement with The Coca-Cola Company from October 2015. The Company is continuing to work towards a definitive agreement with The Coca-Cola Company for the remainder of the manufacturing facility acquisitions described in the previously announced letter of intent from September 2015, including manufacturing facilities located in Indianapolis, Indiana; Portland, Indiana and Cincinnati, Ohio.

The transactions proposed in the February 2016 Letter of Intent are subject to the parties reaching definitive agreements, with transaction closings expected to occur in 2017. There is no assurance, however, that any definitive agreement will be reached or that the closings of the transactions contemplated by the February 2016 Letter of Intent will occur. The Company will file a report on Form 8-K with the Securities and Exchange Commission with additional information regarding the proposed territory expansion and acquisition of manufacturing assets and certain other matters addressed in the February 2016 Letter of Intent that will be available on the Commission’s website at http://www.sec.gov and on the Company’s website at http://www.cokeconsolidated.com.

Headquartered in Charlotte, North Carolina, Coca-Cola Bottling Co. Consolidated is the nation’s largest independent Coca-Cola bottler.

Cautionary Information Regarding Forward-Looking Statements

Included in this news release and other information that we make publicly available from time to time are forward-looking management comments and other statements that reflect management’s current outlook for our performance in future periods and management’s expectations for completing the proposed territory expansions and manufacturing facility acquisitions. The words “believe,” “expect,” “project,” “will,” “should,” “could” and similar expressions are intended to identify those forward-looking statements. These statements include, among others, statements regarding the time frame for completing the proposed territory expansions and manufacturing facility acquisitions and other potential opportunities for profitably growing our business as well as our plans for continuing to innovate and evolve packaging and marketing strategies to respond to ever-changing consumer tastes.

These statements and expectations are based on currently available competitive, financial and economic data along with our operating plans and are subject to future events and uncertainties that could cause anticipated events not to occur or actual results to differ materially from historical or anticipated results. Among the events or uncertainties which could adversely affect future periods are: lower than expected selling pricing resulting from increased marketplace competition; changes in how significant customers market or promote our products; changes in our top customer relationships; changes in public and consumer preferences related to nonalcoholic beverages; unfavorable changes in the general economy; miscalculation of our need for infrastructure investment; our inability to meet requirements under beverage agreements; material changes in the performance requirements for marketing funding support or our inability to meet such requirements; decreases from historic levels of marketing funding support; changes in The Coca-Cola Company’s and other beverage companies’ levels of advertising, marketing and spending on brand innovation; the inability of our aluminum can or plastic bottle suppliers to meet our purchase requirements; our inability to offset higher raw material costs with higher selling prices, increased bottle/can sales volume or reduced expenses; consolidation of raw material suppliers could impact our profitability; increased purchases of finished goods subject us to incremental risks that could impact our profitability; sustained increases in fuel costs or our inability to secure adequate supplies of fuel; sustained increases in workers’ compensation, employment practices and vehicle accident claims costs; sustained increases in the cost of employee benefits; product liability claims or product recalls; technology failures; changes in interest rates; the impact of debt levels on operating flexibility and access to capital and credit markets; adverse changes in our credit rating (whether as a result of our operations or prospects or as a result of those of The Coca-Cola Company or other bottlers in the Coca-Cola system); changes in legal contingencies; legislative changes affecting our distribution and packaging; adoption of significant product labeling or warning requirements; additional taxes resulting from tax audits; natural disasters and unfavorable weather; global climate change or legal or regulatory responses to such change; issues surrounding labor relations; bottler system disputes; our use of estimates and assumptions; changes in accounting standards; impact of obesity and health concerns on product demand; public policy challenges regarding the sale of soft drinks in schools; the impact of volatility in the financial markets on access to the credit markets; the impact of acquisitions or dispositions of bottlers by their franchisors; and the concentration of our capital stock ownership. The forward-looking statements in this news release should be read in conjunction with the more detailed descriptions of the above factors located in our Annual Report on Form 10-K for the year ended December 28, 2014 under Part I, Item 1A “Risk Factors” and our Quarterly Report on Form 10-Q for the quarterly period ended September 27, 2015 under Part II, Item 1A “Risk Factors,” as well as those additional factors we may describe from time to time in other filings with the Securities and Exchange Commission. Except as required by law, the Company undertakes no obligation to update or revise any forward-looking statements contained in this release as a result of new information or future events or developments.

—Enjoy Coca-Cola—